Exhibit 99.1

ABM INDUSTRIES ANNOUNCES

2015 THIRD QUARTER FINANCIAL RESULTS

Revenues Increase 5.7% to $1.35 billion

Net income down as Company Records $46.5 million Pre-tax Charge for Current-Year and Prior-Year Insurance Reserves

Company Narrows Fiscal 2015 Adjusted EPS Guidance to $1.75 - $1.80

Separately, Announces Strategy and Transformation Initiative

Board Declares Quarterly Dividend

New York, NY - September 2, 2015 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the fiscal 2015 third quarter that ended July 31, 2015.

	Three Months Ended July 31,		Increase/ (Decrease)	Nine Months Ended July 31,		Increase/ (Decrease)
($ in millions, except per share amounts) (unaudited)	2015	2014		2015	2014

Revenues	$1,348.8	$1,276.1	5.7%	$3,908.3	$3,733.9	4.7%

Operating (loss) profit	$(7.3)	$33.7	NM *	$42.7	$85.5	(50.1)%
Adjusted operating profit	$35.8	$46.7	(23.3)%	$97.5	$106.5	(8.5)%

Net income	$1.5	$19.4	(92.3)%	$37.5	$47.7	(21.4)%
Net income per diluted share	$0.03	$0.34	(91.2)%	$0.65	$0.84	(22.6)%

Adjusted net income	$26.8	$26.9	(0.4)%	$69.6	$59.8	16.4%
Adjusted net income per diluted share	$0.47	$0.47	—%	$1.21	$1.05	15.2%

Net cash provided by operating activities	$62.4	$19.3	NM *	$101.4	$57.0	77.9%

Adjusted EBITDA	$53.3	$62.4	(14.6)%	$147.1	$153.3	(4.0)%

*	Not meaningful

This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted net income”, “Adjusted net income per diluted share” (or “Adjusted EPS”) and “Adjusted operating profit”. Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.

Third Quarter 2015 Results:

•	Revenues for the quarter totaled $1.35 billion, an increase of 5.7% compared to $1.28 billion in the third quarter of 2014, due to contributions from acquisitions and organic growth of 2.8%.

•	Net income declined 92.3% to $1.5 million, compared with $19.4 million for the third quarter of 2014. Net income per diluted share declined 91.2% to $0.03, compared with $0.34 in last year's third quarter, primarily related to adjustments to insurance reserves.

•	Adjusted net income was flat at $26.8 million, or $0.47 per diluted share, compared to the third quarter of 2014. Contributions from discrete tax items, acquisitions, and net new business were offset by higher insurance expense.

•	Adjusted EBITDA decreased 14.6% to $53.3 million from $62.4 million in last year’s third quarter, primarily due to higher insurance expense for current-year claims.

“We achieved strong revenue growth for the third quarter driven by new business and contributions from acquisitions. Our focus on developing unique facility solutions for our customers continues to drive the Company’s top-line growth,” said Scott Salmirs, ABM’s president and chief executive officer. “At Air Serv, our division focused exclusively on the aviation industry vertical, revenue grew organically 16%, marking the fifth consecutive quarter of double digit organic growth for the team.”

ABM’s cash flow for the quarter was exceptional, as operations generated over $62 million, bringing our year-to-date cash flow from operations to $101 million,” Salmirs continued.

Third quarter revenues increased by $73 million or 5.7% to $1.35 billion compared to the prior year period. Adjusted net income was flat at $26.8 million compared to the prior-year period. Contributions from discrete tax items, acquisitions, and net new business were offset by higher insurance expense.

The Company’s insurance reserves are based on an actuarially determined point estimate using the projection of ultimate losses. As ABM reviewed the actual claim data and benefits assumed from safety initiatives within each of its casualty insurance programs against expected changes in development, it was determined that an actuarial adjustment was required to reflect the current estimate of ultimate

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unpaid losses. As a result, the Company incurred a pre-tax charge of $46.5 million of which $7.0 million relates to current-year claims and $39.5 million relates to prior-year claims. This compares to a net charge of $4.3 million in fiscal 2014 (current-year benefit of $6.2 million and a $10.5 million prior-year charge). Going forward, ABM’s self-insurance expense will be higher and insurance rates charged to operations will not include the same level of risk and safety benefits as the Company estimated in the prior periods.

Liquidity & Capital Structure

The Company’s liquidity remains strong, with borrowing capacity of up to $378.8 million under the Company’s $800.0 million line of credit, subject to certain covenant restrictions. As of quarter end, total debt outstanding was $305.1 million. During the quarter, the Company paid a quarterly cash dividend of $9.1 million and repurchased 307,369 shares at a cost of $10.0 million.

Strategic Transformation

In a separate press release today, ABM announced a comprehensive strategic and transformation initiative focused on driving sustainable profitability and growth, as well as creating stockholder value.

“We have taken a fresh look at how our resources and people are deployed and will be taking steps to better align our structure to the Company’s long-term strategic goals. This initiative is designed to unlock greater value across the organization by enabling a more enterprise-wide approach to innovation and by effectively allocating resources to higher margin services and verticals where we have the most competitive advantage and can provide comprehensive facility solutions. Removing cost and complexity from our business will make us more flexible to rapidly meet changing customer demands,” Salmirs said.

As part of its strategic transformation, the Company anticipates pre-tax restructuring charges ranging from $45 million to $60 million. The majority of these restructuring charges will be incurred through the third quarter of fiscal 2016 and are primarily for severance, project fees, and the potential write-down of certain investments. ABM expects the majority of the organizational benefits to be in place by the end of the first half of fiscal 2016. Once the strategy and realignment is fully implemented by the second half of fiscal 2017, the Company expects an annualized run-rate for operational benefits of $40 million to $50 million in EBITDA.

The Company also announced today that Tracy K. Price, who has served as ABM executive vice president and president of ABM Facility Solutions Group, will be leaving the Company. In connection with

Price’s departure, ABM plans to contribute its “Unified Workforce” software platform into a newly formed company. Price will serve as chief executive officer of the new company, and ABM will retain a minority investment interest in the new venture.

“We wish Tracy all the best in his new responsibilities and look forward to the successful commercialization of Unified Workforce,” said Salmirs.

Authorization for $200 Million Share Repurchase

The ABM Board of Directors has authorized a $200 million share repurchase program. The Company intends to repurchase its common shares from time to time in open market purchases or privately negotiated transactions and may make all or part of the repurchases pursuant to Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, share price and availability and other factors at the Company’s discretion, and the share repurchase program may be suspended or discontinued at any time without prior notice. As of August 26, 2015, the Company had approximately 56 million shares outstanding.

Anthony Scaglione, ABM’s executive vice president and chief financial officer, noted, “The $200 million share repurchase program authorized by ABM's Board of Directors underscores our belief that the strategic actions we announced today will improve our long-term results. The authorization does not alter our capital allocation philosophy. We will continue to maintain a strong balance sheet, with a leverage profile that will provide adequate liquidity to execute our strategic plan, while retaining the flexibility to pursue value-enhancing investments.”

Declaration of Quarterly Cash Dividend

The ABM Board of Directors has declared a fourth quarter cash dividend of $0.160 per common share payable on November 3, 2015 to stockholders of record on October 1, 2015. This will be ABM’s 198th consecutive quarterly cash dividend.

Fiscal 2015 Guidance

The Company has narrowed its fiscal 2015 adjusted EPS guidance to $1.75 - $1.80. This guidance excludes potential benefits associated with an extension of the Work Opportunity Tax Credit ("WOTC") for calendar 2015. If Congress were to extend the WOTC for calendar 2015 prior to October 31, 2015, the Company could have a further benefit of $0.08 per diluted share. The Company will not meet its

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original guidance for net income per diluted share as a result of the insurance charge and is withdrawing guidance due to the uncertainty relating to the timing of restructuring charges associated with its announced strategic transformation.

Earnings Webcast

On Thursday, September 3, 2015 at 9:00 a.m. ET, ABM will host a live webcast of remarks by president and chief executive officer Scott Salmirs and executive vice president and chief financial officer Anthony Scaglione. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Events” tab.

The webcast will be accessible at: http://investor.abm.com/events.cfm.

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID # 22688805.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Events and Presentations” tab.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of end-to-end facility solutions with revenues of approximately $5.0 billion and 118,000 employees in over 300 offices deployed throughout the United States and various international locations. ABM's comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our current expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” or other similar words or phrases. These statements are not guarantees of future performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. Forward-looking statements in this press release include, but are not limited to, statements regarding our future operating and financial performance, including, but not limited to, our fiscal 2015 guidance, statements regarding our plans to return capital to stockholders, whether through stock repurchases, cash dividends, or otherwise, statements regarding our review of strategic alternatives for our security business, statements regarding the ability of our risk management and safety programs to affect our insurance reserves for casualty programs, statements regarding the adoption of our strategy and transformation initiative, statements regarding the cost savings we have projected to achieve by the realignment of our business operations to better support specific industries and efficiently deliver client solutions and statements regarding the timing of any of the foregoing. We cannot assure you that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements. These factors include, but are not limited to the following: (1) changes to our businesses, operating structure, capital structure, or personnel relating to the adoption of our strategy and transformation initiative may not have the desired effects on our financial condition and results of operations; (2) our strategy of moving to an integrated facility solutions provider platform, which focuses on vertical markets, may not generate the organic growth in revenues or profitability that we expect; (3) we may not achieve the cost savings we have projected to achieve by the realignment of our business operations to better support specific industries; (4) we may not be able to control within expectations the costs and expenses of implementing our strategy and transformation initiative; (5) the adoption of our strategy and transformation initiative may have an adverse impact on our relationships with employees, customers and vendors; (6) we may not be

6

able to timely sell our security business at a valuation or upon such terms as our board believes is in the best interests of stockholders and the costs that we may incur in connection with reviewing strategic alternatives for our security business may not be recouped if a sale of the security business is not consummated; (7) risks relating to our acquisition strategy may adversely impact our results of operations; (8) we are subject to intense competition that can constrain our ability to gain business as well as our profitability; (9) increases in costs that we cannot pass on to clients could affect our profitability; (10) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks, there is the possibility that our risk management and safety programs may not have the intended effect of allowing us to reduce our insurance reserves for casualty programs and there is the possibility that our insurance reserves may need to be materially adjusted from time to time; (11) our captive insurance company may not bring us the benefits we expect; (12) our restructuring initiatives may not achieve their expected cost reductions; (13) our business success depends on our ability to preserve our long-term relationships with clients; (14) our business success depends on retaining senior management and attracting and retaining qualified personnel; (15) we are at risk of losses stemming from accidents or other incidents at facilities in which we operate, which could cause significant damage to our reputation and financial loss; (16) negative or unexpected tax consequences could adversely affect our results of operations; (17) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (18) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (19) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (20) our business may be negatively affected by adverse weather conditions; (21) federal health care reform legislation may adversely affect our business and results of operations; (22) our services in areas of military conflict expose us to additional risks; (23) we are subject to cyber-security risks arising out of breaches of security relating to sensitive company, client, and employee information and to the technology that manages our operations and other business processes; (24) we are subject to business continuity risks associated with centralization of certain administrative functions; (25) a decline in commercial office building occupancy and rental rates could adversely affect our revenues and profitability; (26) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (27) financial difficulties or bankruptcy of one or more of our clients could adversely affect our results; (28) any future increase in the level of our debt or in interest rates could affect our results of operations; (29) our ability to operate and pay our debt obligations depends upon our access to cash; (30) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (31) impairment of long-lived assets may adversely affect our operating results; (32) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (33) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (34) labor disputes could lead to loss of revenues or expense variations; (35) we participate in multiemployer pension plans that under certain circumstances could result in material liabilities being incurred; (36) disasters or acts of terrorism could disrupt services; (37) actions of activist investors could be disruptive and costly and could cause uncertainty about the strategic direction of our business; and (38) the costs that we may incur in connection with reviewing strategic alternatives for our security business which may not be recouped if a sale of or strategic transaction involving the security business is not consummated.

The list of factors above is illustrative, but by no means exhaustive. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2014, and in other reports the Company files from time to time with the Securities and Exchange Commission (the “SEC”) (including all amendments to those reports). The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is made, whether as a result of new information, future events or otherwise, except as otherwise required by the federal securities laws.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented net income, net income per diluted share and operating profit, as adjusted for items impacting comparability, for the third quarter of fiscal years 2015 and 2014. These adjustments have been made with the intent of providing

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financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the third quarter of fiscal years 2015 and 2014. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

# # #

Contact:
Investors & Analysts:	David Farwell	Media:	Chas Strong
	(212) 297-9792		(770) 953-5072
	dfarwell@abm.com		chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,
($ in millions, except per share amounts)	2015	2014	Increase / (Decrease)
Revenues	$1,348.8	$1,276.1	5.7%
Expenses
Operating	1,251.0	1,144.7	9.3%
Selling, general and administrative	98.8	91.2	8.3%
Amortization of intangible assets	6.3	6.5	(3.1)%
Total expenses	1,356.1	1,242.4	9.2%
Operating (loss) profit	(7.3)	33.7	NM *
Income from unconsolidated affiliates, net	2.6	1.6	62.5%
Interest expense	(2.4)	(2.7)	11.1%
(Loss) income before income taxes	(7.1)	32.6	NM *
Benefit (provision) for income taxes	8.6	(13.2)	NM *
Net income	$1.5	$19.4	(92.3)%
Net income per common share
Basic	$0.03	$0.34	(91.2)%
Diluted	$0.03	$0.34	(91.2)%
Weighted-average common and common equivalent shares outstanding
Basic	56.8	56.2
Diluted	57.5	57.0
Dividends declared per common share	$0.160	$0.155

*	Not meaningful

	Nine Months Ended July 31,
($ in millions, except per share amounts)	2015	2014	Increase / (Decrease)
Revenues	$3,908.3	$3,733.9	4.7%
Expenses
Operating	3,551.4	3,356.6	5.8%
Selling, general and administrative	295.7	271.9	8.8%
Amortization of intangible assets	18.5	19.9	(7.0)%
Total expenses	3,865.6	3,648.4	6.0%
Operating profit	42.7	85.5	(50.1)%
Income from unconsolidated affiliates, net	6.3	4.3	46.5%
Interest expense	(7.6)	(8.1)	6.2%
Income before income taxes	41.4	81.7	(49.3)%
Provision for income taxes	(3.9)	(34.0)	88.5%
Net income	$37.5	$47.7	(21.4)%
Net income per common share
Basic	$0.66	$0.85	(22.4)%
Diluted	$0.65	$0.84	(22.6)%
Weighted-average common and common equivalent shares outstanding
Basic	56.7	56.0
Diluted	57.4	57.0
Dividends declared per common share	$0.480	$0.465

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(in millions)	2015	2014
Net cash provided by operating activities	$62.4	$19.3
Purchase of businesses, net of cash acquired	$(15.0)	$(0.3)
Other	(7.0)	(8.1)
Net cash used in investing activities	$(22.0)	$(8.4)
Proceeds from exercises of stock options	$3.0	$2.5
Incremental tax benefit from share-based compensation awards	0.5	5.0
Repurchases of common stock	(12.1)	(10.0)
Dividends paid	(9.1)	(8.6)
Borrowings from line of credit	272.0	261.0
Repayment of borrowings from line of credit	(273.9)	(276.5)
Changes in book cash overdrafts	0.6	3.5
Repayment of capital lease obligations	(0.6)	(0.9)
Net cash used in financing activities	$(19.6)	$(24.0)

	Nine Months Ended July 31,
(in millions)	2015	2014
Net cash provided by operating activities	$101.4	$57.0
Purchase of businesses, net of cash acquired	$(19.2)	$(12.4)
Other	(16.7)	(26.8)
Net cash used in investing activities	$(35.9)	$(39.2)
Proceeds from exercises of stock options	$16.5	$7.3
Incremental tax benefit from share-based compensation awards	1.7	5.0
Repurchases of common stock	(20.0)	(10.0)
Dividends paid	(27.0)	(25.9)
Deferred financing costs paid	(0.3)	(1.2)
Borrowings from line of credit	729.3	795.1
Repayment of borrowings from line of credit	(744.0)	(798.3)
Changes in book cash overdrafts	(5.3)	5.0
Repayment of capital lease obligations	(1.9)	(2.8)
Net cash used in financing activities	$(51.0)	$(25.8)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	July 31, 2015	October 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$51.2	$36.7
Trade accounts receivable, net of allowances	783.2	748.2
Prepaid expenses	88.5	65.5
Deferred income taxes, net	47.1	46.6
Other current assets	29.6	30.2
Total current assets	999.6	927.2
Other investments	33.9	32.9
Property, plant and equipment, net of accumulated depreciation	80.4	83.4
Other intangible assets, net of accumulated amortization	119.0	128.8
Goodwill	916.6	904.6
Other assets	114.7	116.0
Total assets	$2,264.2	$2,192.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$167.0	$175.9
Accrued compensation	132.7	131.2
Accrued taxes—other than income	40.4	29.4
Insurance claims	90.6	80.0
Income taxes payable	0.2	2.0
Other accrued liabilities	124.5	107.9
Total current liabilities	555.4	526.4
Noncurrent income taxes payable	54.1	53.7
Line of credit	305.1	319.8
Deferred income tax liability, net	17.2	16.4
Noncurrent insurance claims	300.6	269.7
Other liabilities	45.2	38.1
Total liabilities	1,277.6	1,224.1
Total stockholders' equity	986.6	968.8
Total liabilities and stockholders’ equity	$2,264.2	$2,192.9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase/ (Decrease)
($ in millions)	2015	2014
Revenues
Janitorial	$678.5	$648.3	4.7%
Facility Services	147.3	151.0	(2.5)%
Parking	162.0	156.5	3.5%
Security	98.9	95.4	3.7%
Building & Energy Solutions	149.1	127.5	16.9%
Other	113.0	97.4	16.0%
Total revenues	$1,348.8	$1,276.1	5.7%
Operating profit
Janitorial	$33.4	$41.6	(19.7)%
Facility Services	6.0	7.0	(14.3)%
Parking	7.8	9.0	(13.3)%
Security	3.0	3.6	(16.7)%
Building & Energy Solutions	8.1	6.8	19.1%
Other	4.5	4.5	—%
Corporate	(65.7)	(37.2)	(76.6)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(2.6)	(1.6)	(62.5)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(1.8)	—	(100.0)%
Total operating (loss) profit	(7.3)	33.7	NM *
Income from unconsolidated affiliates, net	2.6	1.6	62.5%
Interest expense	(2.4)	(2.7)	11.1%
(Loss) income before income taxes	(7.1)	32.6	NM *
Benefit (provision) for income taxes	8.6	(13.2)	NM *
Net income	$1.5	$19.4	(92.3)%

*	Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Nine Months Ended July 31,		Increase/ (Decrease)
($ in millions)	2015	2014
Revenues
Janitorial	$2,004.0	$1,917.1	4.5%
Facility Services	449.3	452.2	(0.6)%
Parking	471.2	459.4	2.6%
Security	287.5	288.9	(0.5)%
Building & Energy Solutions	390.0	348.1	12.0%
Other	306.3	268.2	14.2%
Total revenues	$3,908.3	$3,733.9	4.7%
Operating profit
Janitorial	$108.2	$109.1	(0.8)%
Facility Services	18.5	17.1	8.2%
Parking	21.0	20.2	4.0%
Security	7.5	7.9	(5.1)%
Building & Energy Solutions	12.5	13.0	(3.8)%
Other	10.1	8.8	14.8%
Corporate	(127.0)	(86.3)	(47.2)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(6.3)	(4.3)	(46.5)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(1.8)	—	(100.0)%
Total operating profit	42.7	85.5	(50.1)%
Income from unconsolidated affiliates, net	6.3	4.3	46.5%
Interest expense	(7.6)	(8.1)	6.2%
Income before income taxes	41.4	81.7	(49.3)%
Provision for income taxes	(3.9)	(34.0)	88.5%
Net income	$37.5	$47.7	(21.4)%

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014
Reconciliation of Adjusted Net Income to Net Income
Adjusted net income	$26.8	$26.9	$69.6	$59.8
Items impacting comparability:
CEO/CFO Change (a)	—	—	(4.6)	—
Litigation and other settlements	(1.2)	—	(3.5)	(3.4)
Strategic review and restructuring	(1.7)	—	(1.7)	—
Acquisition costs	(0.2)	(0.3)	(0.9)	(0.6)
Onsite realignment	(0.5)	(0.6)	(1.3)	(2.2)
Rebranding (b)	—	(1.4)	(0.1)	(3.2)
U.S. Foreign Corrupt Practices Act investigation (c)	—	(0.2)	(0.2)	(1.1)
Insurance adjustment	(39.5)	(10.5)	(42.5)	(10.5)
Total items impacting comparability	(43.1)	(13.0)	(54.8)	(21.0)
Benefit from income taxes	17.8	5.5	22.7	8.9
Items impacting comparability, net of taxes	(25.3)	(7.5)	(32.1)	(12.1)
Net income	$1.5	$19.4	$37.5	$47.7

	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014
Reconciliation of Adjusted Operating Profit to Operating (Loss) Profit
Adjusted operating profit	$35.8	$46.7	$97.5	$106.5
Total items impacting comparability	(43.1)	(13.0)	(54.8)	(21.0)
Operating (loss) profit	$(7.3)	$33.7	$42.7	$85.5

Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$53.3	$62.4	$147.1	$153.3
Items impacting comparability	(43.1)	(13.0)	(54.8)	(21.0)
Benefit (provision) for income taxes	8.6	(13.2)	(3.9)	(34.0)
Interest expense	(2.4)	(2.7)	(7.6)	(8.1)
Depreciation and amortization	(14.9)	(14.1)	(43.3)	(42.5)
Net income	$1.5	$19.4	$37.5	$47.7

	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014
Reconciliation of Adjusted Net Income per Diluted Share to Net Income per Diluted Share
Adjusted net income per diluted share	$0.47	$0.47	$1.21	$1.05
Items impacting comparability, net of taxes	(0.44)	(0.13)	(0.56)	(0.21)
Net income per diluted share	$0.03	$0.34	$0.65	$0.84
Diluted shares	57.5	57.0	57.4	57.0

(a) Represents severance and other costs related to the departure of our former CEO and CFO.
(b) Represents costs related to the Company's branding initiative.
(c) Includes legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.